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                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Vincent J. Castoro and Christopher C. Castoro, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent in his name, place and stead, to execute in the name and on behalf of each such person, individually and as an officer and/or director of CFI Mortgage Corporation, a Delaware corporation (the "Company"), and to file, the Registration Statement of the Company on Form S-8 (the "Registration Statement"), and any and all amendments to the Registration Statement, including any and all post-effective amendments.


         WITNESS our hands on the respective dates set forth below:


         SIGNATURE                                                  DATE
         ---------                                                  ----

/s/ Vincent C. Castoro                                         June 16, 1997
    Vincent C. Castoro

/s/ Vincent J. Castoro                                         June 16, 1997
    Vincent J. Castoro

/s/ Don M. "Dusty" Lashbrook                                   June 16, 1997
    Don M. "Dusty" Lashbrook

/s/ Christopher Castoro                                        June 16, 1997
    Christopher Castoro

/s/ Thomas J. Healy                                            June 16, 1997
    Thomas J. Healy

/s/ Robert J. Thompson                                         June 16, 1997
    Robert J. Thompson

/s/ Robert Simm                                                June 16, 1997
    Robert Simm